                                                                   EXHIBIT 99.2

                     FORM OF PROXY TO BE USED BY WACHOVIA

                             Wachovia Corporation

                 Proxy for the Annual Meeting of Shareholders
  This Proxy is Solicited on Behalf of the Board of Directors of the Company

   The undersigned, revoking previous proxies relating to these shares, hereby appoints Kenneth W. McAllister, Senior Executive Vice President and General Counsel, and William M. Watson, Jr., Secretary, of Wachovia Corporation, and each of them (with full power to act alone), as attorneys and proxies to vote all of the shares of COMMON STOCK of Wachovia Corporation, appearing on the reverse side of this proxy card, held or owned by the undersigned at the Annual Meeting of Shareholders on August 3, 2001, and at any adjournments or postponements thereof.


   By signing below, the undersigned acknowledges receipt of the Notice of the Annual Meeting (to be held on August 3, 2001), and accompanying proxy statement, and revokes all prior proxies for said meeting.


   THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.



          PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE

 ...............................................................................

                           FOLD AND DETACH HERE

                         Please mark your votes as indicated in this example [X]




  1. Approval of the plan of         For   Against   Abstain
     merger contained in the         [_]     [_]       [_]
     Agreement and Plan of
     Merger, dated as of
     April 15, 2001 (as
     amended and restated),
     relating to the merger
     of Wachovia Corporation
     with and into First
     Union Corporation.

  2. Election of Directors     For all nominees    Withhold    For All Except
                                     [_]              [_]          [_]


     Nominees to serve for a three-year term:

    (01) James S. Balloun,
    (02) Peter C. Browning,
    (03) W. Hayne Hipp,
    (04) Lloyd U. Noland, III,
    (05) Dona Davis Young


    NOTE: If you do not wish your shares voted "For:" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the Nominee(s). Your shares will be voted for the remaining nominee(s).


  3. To ratify the appointment of    For           Against      Abstain
     Ernst & Young LLP as            [_]             [_]          [_]
     Wachovia's independent
     auditors for the current
     year.


  4. In their discretion, the proxies are authorized to vote on such other business matters or proposals as may properly come before the meeting or any adjournments or postponements thereof.


Please sign exactly as your name(s) appear(s) on the books of the company. Each joint owner should personally sign. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.





  Please be sure to sign and date this Proxy.




  Shareholder sign here
                       ----------------------------

  Title/Authority
                 ----------------------------------

  Date
      ---------------------------------------------

  Co-owner sign here
                    -------------------------------

 ................................................................................

                           FOLD AND DETACH HERE